Exhibit 99.1

IMH Financial Corporation Reports Second Quarter 2015 Results
Adjusted Net income $4.4 million or $0.29 per Share
Adjusted EBITDA of $7.5 million, up 70% over 2014

FOR IMMEDIATE RELEASE

SCOTTSDALE, ARIZONA, August 19, 2015 – IMH Financial Corporation (“IMH” or “the Company”) announced today that it filed its Quarterly Report on Form 10-Q for the period ended June 30, 2015 with the Securities and Exchange Commission on August 13, 2015. Adjusted EBITDA for the three months ended June 30, 2015 was $7.5 million or $0.49 per basic common share and $0.27 per diluted common share, compared to adjusted EBITDA of $4.4 million or $0.28 per common share for the same period in 2014.

“The Company had a strong second quarter,” said Lawrence Bain, CEO and Chairman of IMH, “exceeding both budget and prior year results. While our hotel assets continue to contribute the bulk of our operating revenues, we expect that the extensive renovation project at our Sedona properties, which we scheduled to undertake during the third quarter - typically the slowest season for those hotels -- will adversely affect our revenues in that quarter. The Company’s second quarter results also reflect our successful efforts to achieve significant recoveries from various loan guarantors. We are very pleased to recognize the fruits of our enforcement and recovery efforts and are working to maximize the monetization of these assets. Finally, we have made substantial progress in the development of our multifamily project in Minnesota and are on track to complete construction and begin leasing by the middle of the third quarter of 2015.”

Following are financial and operational highlights for the second quarter:

Second Quarter Highlights

•
For the three months ended June 30, 2015, top line revenue (the sum of operating property revenue, investment and other income, and mortgage loan income) increased by 5.4%, to $9.4 million. The increase is due primarily to improved performance at the Company’s operating hotels resulting from aggressive marketing efforts, offset by reductions in 1) mortgage income due to mortgage interest recorded on a modified loan in 2014 and 2) investment income recognized in 2014 related to our FX3 investment.

•
Adjusted EBITDA for the three months ended June 30, 2015 was $7.5 million, a $3.1 million increase, or 69.8%, over Adjusted EBITDA for the same period in 2014. Basic Adjusted EBITDA per common share was $0.49 for the second quarter of 2015 compared to $0.28 for the same period in 2014. Diluted adjusted EBITDA per common share was $0.27 per common share for the second quarter of 2015 compared to $0.19 for the same period in 2014. The increase in Adjusted EBITDA was primarily attributable to the recoveries recorded in the second quarter of 2015 arising from our guarantor enforcement and collection efforts, coupled with reduced interest expense and depreciation recorded during the three months ended June 30, 2015.

•
Adjusted net earnings for the three months ended June 30, 2015 was $4.4 million compared to adjusted net loss of $1.3 million for the same period in 2014. Basic adjusted net earnings per common share was $0.29 for the three months ended June 30, 2015 compared to adjusted net loss per common share of $0.08 for the same period in 2014. Diluted adjusted net earnings per common share was $0.16 for the three months ended June 30, 2015 compared to adjusted net loss per common share of $0.08 for the same period in 2014.

Exhibit 99.1

•
Net income attributable to common shareholders for the three months ended June 30, 2015 was $3.5 million compared to a net loss attributable to common shareholders of $1.5 million for the same period in 2014. Basic net income per common share for the three months ended June 30, 2015 was $0.23 compared to net loss per common share $0.09 for the three months ended June 30, 2014. Diluted net income per common share for the three months ended June 30, 2015 was $0.13 compared to net loss per common share $0.09 for the three months ended June 30, 2014. The increases in net income attributable to common shareholders and in adjusted net earnings is primarily attributed to recoveries recorded during the period, coupled with reduced operating expenses, and offset by dividends the Company was contractually obligated to pay to holders of our preferred stock during the quarter ended June 30, 2015.

•
The Company recorded recoveries totaling $9.7 million during the three months ended June 30, 2015 relating to our award of certain real estate and equity interests resulting from our enforcement efforts as described above while no recoveries were recorded in the corresponding period in 2014.

•
Operating expenses were $13.6 million during the three months ended June 30, 2015, a reduction of $3.4 million, or 19.9% improvement, over the same period in 2014. Our lower operating expenses in the quarter were primarily attributed to reductions in our interest expense and professional fees. Interest expense was $2.4 million during the three months ended June 30, 2015, 48.8% less than our interest expense in the corresponding quarter in 2014, and we reduced our professional fees by $1.7 million or 61.8%, from the corresponding quarter in 2014.

•
The Company recorded net losses from the disposal of assets of $0.2 million during the three months ended June 30, 2015, as compared to net gains from the disposal of assets of $6.6 million for the three months ended June 30, 2014. The quarter's net loss on disposal recorded related to the sale of 15 assets which, net of related selling costs, sold slightly below their collective carrying values and provided cash proceeds of $11.0 million. The net gain on disposal recorded during the three months ended June 30, 2014 arose from the sale of 10 assets which, net of related selling costs, provided cash proceeds of $24.5 million.

•	Subsequent to June 30, 2015, we completed the sale of an REO asset for $16.0 million (net of selling costs), of which we financed $11.0 million in the form of a seller carry-back note.

Use of Non-GAAP Financial Information

Adjusted EBITDA and adjusted net earnings (loss) are considered “non-GAAP financial measures” under SEC guidelines. The Company believes that these non-GAAP financial measures provide a more complete understanding of ongoing operations and enhance comparability of current results to prior periods. The Company also believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because under SEC guidelines these non-GAAP financial measures are considered an incomplete measure of the Company's financial performance and involves differences from net earnings (loss) computed in accordance with GAAP, it should be considered along with, and not as an alternative to, the Company's net loss computed in accordance with GAAP as a measure of the Company's financial performance.

A reconciliation of the Company's net loss attributable to common shareholders, as reported, to adjusted net earnings (loss) and adjusted EBITDA for the current and prior year’s quarter follows (in thousands except per share data):

Exhibit 99.1

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net Income (Loss) Attributable to Common Shareholders	$3,491	$(1,454)	$(9)	$(4,460)
Net Income Attributable to Noncontrolling Interests	586	—	586	—
Cash Dividend on Redeemable Preferred Stock	533	—	1,061	—
Deemed Dividend of Redeemable Preferred Stock	571	—	1,131	—
Net Income (Loss), as reported	5,181	(1,454)	2,769	(4,460)
Net Income Attributable to Noncontrolling Interests	(586)	—	(586)	—
Non-cash Stock-based Compensation	159	128	357	272
Non-cash Recovery of Credit Loss	(501)	—	(501)	—
Non-cash Impairment Charge	140	—	140	—
Adjusted Net Earnings (Loss)	4,393	(1,326)	2,179	(4,188)
Interest Expense	2,417	4,722	5,231	9,589
Depreciation and Amortization	651	997	1,282	2,002
Adjusted EBITDA (Adjusted Earnings before Interest,
Taxes, Depreciation, Amortization and One-time Charges)	$7,461	$4,393	$8,692	$7,403

Basic and Diluted Earnings (Loss) per Common Share (Note 1):
Basic Weighted Average Common Shares Outstanding	15,279	15,940	15,265	16,384
Diluted Weighted Average Common Shares Outstanding	27,690	23,171	27,690	23,615

Net Income (Loss) Attributable to Common Shareholders	$3,491	$(1,454)	$(9)	$(4,460)
Net Income (Loss) per Common Share, Basic	$0.23	$(0.09)	$—	$(0.27)
Net Income (Loss) per Common Share, Diluted	$0.13	$(0.09)	$—	$(0.27)

Adjusted Net Earnings (Loss)	$4,393	$(1,326)	$2,179	$(4,188)
Adjusted Net Earnings (Loss) per Common Share, Basic	$0.29	$(0.08)	$0.14	$(0.26)
Adjusted Net Earnings (Loss) per Common Share, Diluted	$0.16	$(0.08)	$0.08	$(0.26)

Adjusted EBITDA	$7,461	$4,393	$8,692	$7,403
Adjusted EBITDA per Common Share, Basic	$0.49	$0.28	$0.57	$0.45
Adjusted EBITDA per Common Share, Diluted	$0.27	$0.19	$0.31	$0.31

Note 1: For purposes of computing basic and diluted per share amounts, the amount of basic shares is used in the denominator in all instances where losses are reported for Net Income (Loss), Adjusted Net Earnings (Loss) and Adjusted EBITDA, as the inclusion of potentially dilutive securities would be anti-dilutive.

Exhibit 99.1

A summary of selected financial information derived from the Company’s Form 10-Q follows:

IMH FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2015	December 31, 2014
Assets	(Unaudited)
Cash and Cash Equivalents	$9,806	$1,915
Restricted Cash and Cash Equivalents	19,655	2,573
Mortgage Loans Held for Sale, Net	10,969	24,539
Real Estate Acquired through Foreclosure Held for Sale	50,300	53,686
Real Estate Acquired through Foreclosure Held for Development	18,633	8,205
Operating Properties Acquired through Foreclosure	83,900	83,481
Deferred Financing Costs, Net	2,791	754
Other Receivables	3,274	2,816
Investment in Unconsolidated Entities	3,064	—
Other Assets	2,940	3,149
Property and Equipment, Net	582	654
Total Assets	$205,914	$181,772
Liabilities
Accounts Payable and Accrued Expenses	$7,487	$6,079
Accrued Property Taxes	529	785
Accrued Interest Payable	724	1,635
Customer Deposits and Funds Held for Others	2,964	2,064
Notes Payable, Net of Discount	90,208	69,010
Notes Payable to Related Party	5,000	5,000
Capital Lease Obligation	1,186	1,199
Special Assessment Obligations	4,732	4,981
Total Liabilities	112,830	90,753
Redeemable Convertible Preferred Stock, $.01 par value; 100,000,000 shares authorized; 8,200,000 outstanding; liquidation preference of $39,570 at June 30, 2015 and December 31, 2014	28,460	27,329
Commitments and Contingent Liabilities
Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 16,908,880 and 16,873,880 shares issued at June 30, 2015 and December 31, 2014, respectively; 15,279,062 and 15,244,062 shares outstanding at June 30, 2015 and December 31, 2014, respectively	169	169
Less: Treasury stock, 1,629,818 shares at June 30, 2015 and December 31, 2014	(5,948)	(5,948)
Paid-in Capital	724,354	726,189
Accumulated Deficit	(654,537)	(656,720)
Total IMH Financial Corporation Stockholders' Equity	64,038	63,690
Noncontrolling Interests	586	—
Total Stockholders' Equity	64,624	63,690

Total Liabilities and Stockholders’ Equity	$205,914	$181,772

Exhibit 99.1

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Operating Property Revenue	$8,894	$7,689	$16,078	$13,727
Investment and Other Income	304	553	2,154	890
Mortgage Loan Income, Net	175	650	673	870
Total Revenue	9,373	8,892	18,905	15,487
Operating Expenses:
Operating Property Direct Expenses (Exclusive of Interest and Depreciation)	6,573	6,236	12,217	11,243
Expenses for Non-Operating Real Estate Owned	325	593	613	1,146
Professional Fees	1,045	2,739	2,291	5,361
General and Administrative Expenses	2,547	1,642	4,740	3,154
Interest Expense	2,417	4,722	5,231	9,589
Depreciation and Amortization Expense	651	997	1,282	2,002
Total Operating Expenses	13,558	16,929	26,374	32,495
Recovery of Credit Losses, Impairment Charges, and Loss (Gain) on Disposal
Loss (Gain) on Disposal of Assets, Net	239	(6,583)	282	(12,000)
Provision for (Recovery of) Credit Losses, Net	(9,745)	—	(10,660)	(548)
Impairment of Real Estate Owned	140	—	140	—
Total Recovery of Credit Losses, Impairment Charges, and Loss (Gain) on Disposal of Assets	(9,366)	(6,583)	(10,238)	(12,548)
Total Costs and Expenses	4,192	10,346	16,136	19,947
Income (Loss) before Income Taxes	5,181	(1,454)	2,769	(4,460)
Provision for Income Taxes	—	—	—	—
Net Income (Loss)	5,181	(1,454)	2,769	(4,460)
Net Income Attributable to Noncontrolling Interests	(586)	—	(586)	—
Cash Dividend on Redeemable Convertible Preferred Stock	(533)	—	(1,061)	—
Deemed Dividend on Redeemable Convertible Preferred Stock	(571)	—	(1,131)	—
Net Income (Loss) Attributable to Common Shareholders	$3,491	$(1,454)	$(9)	$(4,460)
Earnings (loss) per common share
Basic	$0.23	$(0.09)	$—	$(0.27)
Diluted	0.13	(0.09)	—	(0.27)
Basic Weighted Average Common Shares Outstanding	15,279,062	15,939,966	15,264,946	16,383,629
Dilutive Effect of Common Share Equivalents	12,411,209	—	—	—
Diluted Weighted Average Common Shares Outstanding	27,690,271	15,939,966	15,264,946	16,383,629

Exhibit 99.1

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net Income (Loss)	$2,769	$(4,460)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Impairment of Real Estate Owned	140	—
Non-cash Investment in Unconsolidated Entities	(3,064)	—
Non-cash Recovery of Real Estate Owned	(6,824)	—
Non-cash Recovery of Credit Losses	(501)	—
Stock-Based Compensation and Option Amortization	357	272
Loss (Gain) on Disposal of Assets	282	(12,000)
Amortization of Deferred Financing Costs	923	1,363
Depreciation and Amortization Expense	1,282	2,002
Accretion of Mortgage Income	(138)	(524)
Accretion of Discount on Notes Payable	297	1,145
Increase (decrease) in cash resulting from changes in:
Accrued Interest Receivable	(344)	85
Other Receivables	(458)	(497)
Other Assets	416	(505)
Accrued Property Taxes	(262)	(338)
Accounts Payable and Accrued Expenses	4,561	(159)
Customer Deposits and Funds Held For Others	900	224
Accrued Interest Payable	(911)	2,126
Total adjustments, net	(3,344)	(6,806)
Net cash used in operating activities	(575)	(11,266)
INVESTING ACTIVITIES
Proceeds from Sales of Mortgage Loans	13,674	—
Proceeds from Sale/Recovery of Real Estate Owned	11,592	39,841
Purchases of Property and Equipment	(34)	(8)
Issuance of Other Notes Receivables	—	(2,100)
Mortgage Loan Fundings and Protective Advances	(289)	—
Mortgage Loan Repayments	183	5,589
Collection of Other Notes Receivables	—	2,100
Investment in Real Estate Owned	(16,196)	(2,529)
Net cash provided by investing activities	8,930	42,893
FINANCING ACTIVITIES
Proceeds from Notes Payable	82,373	262
Proceeds from Convertible Notes Payable	—	70
Debt Issuance Costs Paid	(2,960)	(710)
Increase in Restricted Cash	(17,082)	(10,782)
Repayments of Notes Payable	(61,721)	(17,510)
Purchase of Notes Payable	—	(1,289)

Exhibit 99.1

	Six Months Ended June 30,
	2015	2014
Repayments of Capital Leases	(13)	(25)
Dividends Paid	(1,061)	—
Net cash used in financing activities	(464)	(29,984)
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,891	1,643
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,915	7,875
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,806	$9,518
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$4,196	$5,543
Real Estate Acquired Through Guarantor Settlement	$6,824	$—
Non-Cash Construction-in- Process Additions in Accounts Payable and Accrued Liabilities	$3,153	$—

About IMH Financial Corporation
IMH Financial Corporation is a Scottsdale, Arizona based real estate investment and finance company. As a public reporting entity, IMH files periodic reports with the SEC. For additional financial and other important information pertaining to IMH, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements
Our future plans and other statements made in this release about expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view,” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, related to the Company that can be found under the heading “Risk Factors” in the Company's most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.